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                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                         Roberts Realty Investors, Inc.
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                (Name of Registrant as Specified In Its Charter)


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                         ROBERTS REALTY INVESTORS, INC.
                             450 Northridge Parkway
                                    Suite 302
                             Atlanta, Georgia 30350


July 15, 2004


To Our Shareholders:

When you receive this letter our annual shareholders meeting will be only two business days away. Our transfer agent has told us that you have not yet voted on the two proposals included in the proxy statement we recently mailed to you. As a shareholder, you have a financial investment in the company and we would like for you to take the time to vote on matters that are important to you as a shareholder.

As you review the two proposals, you will notice that one of them will allow me to increase my ownership percentage from 25% to 35%. Like you, I recently received my distribution of $4.50 per share, and my proposal will allow me to reinvest this money back into the company that I manage and where I spend the majority of my time. To date, we have had a strong positive response in favor of this proposal. In fact, I would like to share with you what many shareholders have been telling us. Specifically, the shareholders we have spoken with feel strongly that if I want to own more stock, then I will have an even larger vested interest in the company, which is a positive for all the shareholders. Remember, I have always been a strong believer in our company and I will continue to work hard to maximize shareholder value for all of us, just as I did on the recent $109,000,000 sale to Colonial Properties.

For your convenience, we have enclosed another proxy card for you to cast your vote. Because we need your vote prior to next week's annual meeting, we ask that you cast your vote via the internet, if possible. For shareholders who hold their shares directly rather than through a broker, we have enclosed a prepaid overnight UPS envelope so that you can get your vote in on time. If you are not sure how to proceed or if you do not have a computer, please call Ms. Ashley King in my office at 770-394-6000. She will be happy to assist you to make sure that your vote is counted.

Thank you for taking the time to vote. All of us at Roberts Realty look forward to seeing you at our annual shareholders meeting on Wednesday, July 21st, at the Crowne Plaza Ravinia beginning at 10:00 a.m.

Sincerely,


/s/ Charles S. Roberts
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Charles S. Roberts
President and Chief Executive Officer